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                                          December 13, 2001


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:


         We have read the statements made by Oncure Technologies Corp. (the "Company") (File No. 0-30799) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K/A, as part of the Company's Current Report on Form 8-K/A, to be filed with the Commission. We agree with the amended statements made concerning Moore Stephens, P. C. in such Form 8-K/A.


                                          Sincerely,



                                          /s/  Moore Stephens, P.C.
                                          --------------------------------------
                                          MOORE STEPHENS, P. C.



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